Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Putnam Mortgage Securities Fund

We consent to the use of our report dated November 13, 2019, with respect to the financial statements of Putnam Mortgage Securities Fund, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

January 25, 2021